                                                                   EXHIBIT 23.02


                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to options and purchase rights issued under the Servicesoft, Inc. 1994 Amended and Restated Stock Option Plan, the 1999 Stock Option and Grant Plan, and amendments thereto, the 2000 Employee Stock Purchase Plan and grants pursuant to additional stock option agreements, of our report dated January 11, 2000, with respect to the consolidated financial statements and schedule of Broadbase Software, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999.


                                              /s/ Ernst & Young LLP

San Jose, California
December 15, 2000